Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2014, (July 14, 2014, as to Note 22) relating to the consolidated financial statements and financial statement schedule of Advanced Drainage Systems, Inc. and subsidiaries appearing in the Prospectus, which is part of Registration Statement No. 333-194980 on Form S-1.

/s/ Deloitte & Touche LLP

Columbus, OH

July 30, 2014